UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): October 16, 2017

MABVAX THERAPEUTICS HOLDINGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	000-31265	93-0987903
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

11535 Sorrento Valley Rd., Suite 400
San Diego, CA 92121
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (858) 259-9405

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [ ]

Item 1.01
Entry into a Material Definitive Agreement.

On October 18, 2017, MabVax Therapeutics Holdings, Inc. (the Company”) entered into exchange agreements (each, an “Exchange Agreement” and collectively, the “Exchange Agreements”) with the holders of all of the Company’s outstanding shares of Series F Convertible Preferred Stock (the “Series F Preferred Stock”), Series G Convertible Preferred Stock (the “Series G Preferred Stock”) and Series H Convertible Preferred Stock (the “Series H Preferred Stock”), pursuant to which 665,281 shares of Series F Preferred Stock, 1,000,000 shares of Series G Preferred Stock and 850 shares of Series H Preferred Stock were exchanged for an aggregate of 58,000 newly authorized shares of Series L Convertible Preferred Stock (the “Series L Preferred Stock”). In connection with the transaction we agreed to hold a special meeting of stockholders to approve the issuance of common stock upon conversion of the Series L Preferred Stock.

The terms of the Exchange Agreements and Series L Preferred Stock were determined by arms-length negotiation between the parties. No commission or other payment was received by the Company in connection with the Exchange Agreements. Such exchange was conducted pursuant to the exemption provided by Section 3(a)(9) of the Securities Act of 1933, as amended (the “Securities Act”), and Series L Preferred Stock issuable pursuant to the Exchange Agreements and the Conversion Shares will be issued in reliance on the exemption from registration contained in Section 3(a)(9) of the Securities Act.

Pursuant to a registration rights agreement entered into between the Company and the Holders on October 18, 2017 (the “Registration Rights Agreement”), the Company agreed to use its reasonable best efforts to file a registration statement registering the Conversion Shares for resale within ten days of closing and cause the registration statement to be declared effective within 30 days of filing.

The foregoing description of the Exchange Agreement and Registration Rights Agreement is not complete and is qualified in its entirety by reference to the full text of the form of Exchange Agreement and form of Registration Rights Agreement, copies of which are filed as Exhibits 10.1 and 10.2 to this report, respectively, and are incorporated herein by reference.

Item 3.02
Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 is incorporated herein by reference.

Item 5.03
Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 16, 2017, the Company filed a Certificate of Designations, Preferences and Rights of the 0% Series L Convertible Preferred Stock (the "Certificate of Designation") with the Delaware Secretary of State, designating 58,000 shares of preferred stock as Series L Preferred Stock. On October 18, 2017, the Company filed a Certificate of Correction to the Certificate of Designation to include a sentence that was inadvertently omitted.

The shares of Series L Preferred Stock are convertible into shares of common stock based on a conversion calculation equal to the stated value of the Series L Preferred Stock, plus all accrued and unpaid dividends (the “Base Amount”), if any, on such Series L Preferred Stock, as of such date of determination, divided by the conversion price. The stated value of each share of Series L Preferred Stock is $100 and the initial conversion price is $0.60 per share, each subject to adjustment for stock splits, stock dividends, recapitalizations, combinations, subdivisions or other similar events.

The holders of Series L Preferred Stock will be entitled to receive dividends if and when declared by our board of directors. The Series L Preferred Stock shall participate on an “as converted” basis, with all dividends declared on our common stock.  In addition, if the Company grants, issues or sells any rights to purchase its securities pro rata to all record holders of common stock, each holder will be entitled to acquire such securities applicable to the granted purchase rights as if the holder had held the number of shares of common stock acquirable upon complete conversion of all Series L Preferred Stock then held.

We are prohibited from effecting a conversion of the Series L Preferred Stock if the Company has not obtained stockholder approval for the full conversion of the Series L Preferred Stock in accordance with the rules of the Nasdaq Stock Market LLC ("Nasdaq") or to the extent that, as a result of such conversion, the holder would beneficially own more than 4.99% of the number of shares of common stock outstanding immediately after giving effect to the issuance of shares of common stock upon conversion of the Series L Preferred Stock, which beneficial ownership limitation may be increased by the holder up to, but not exceeding, 9.99%. Each holder is entitled to vote on all matters submitted to stockholders of the Company, and shall have the number of votes equal to the number of shares of common stock issuable upon conversion of such holder’s Series L Preferred Stock, substituting the consolidated closing bid price of the common stock on October 13, 2017, for the then-applicable conversion price, and not in excess of the beneficial ownership limitations or limitations required by the rules and regulations of Nasdaq.

Holders of Series L Preferred Stock will be entitled to a preferential payment of cash per share equal to the greater of 100% of the Base Amount on the date of payment or the amount per share had the holders converted such preferred shares immediately prior to the date of payment upon the liquidation, dissolution or winding up of the affairs of the Company, or a consolidation or merger of the Company with or into any other corporation or corporations, or a sale of all or substantially all of the assets of the Company, or the effectuation by the Company of a transaction or series of transactions in which more than 50% of the voting shares of the Company is disposed of or conveyed.

The foregoing description of the Certificate of Designation is not complete and is qualified in its entirety by reference to the full text of the Certificate of Designation and Certificate of Correction, copies of which are filed as Exhibits 3.1 and 3.2 to this report, respectively, and are incorporated herein by reference.

Item 9.01
Financial Statements and Exhibits

(d) Exhibits.

Exhibit No.	Description
3.1	Certificate of Designations of Preferences, Rights and Limitations of Series L Convertible Preferred Stock
3.2	Certificate of Correction to the Certificate of Designations of Preferences, Rights and Limitations of Series L Convertible Preferred Stock
10.1	Form of Exchange Agreement
10.2	Form of Registration Rights Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MABVAX THERAPEUTICS HOLDINGS, INC.

Dated: October 19, 2017	/s/ Gregory P. Hanson
Gregory P. Hanson
Chief Financial Officer